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                                                                    EXHIBIT 23.2


                    [PACE/GLOBAL ENERGY SERVICES LETTERHEAD]

March 12, 2002

Cedar Brakes II, L.L.C.
1001 Louisiana Street
Houston, Texas 77002

Credit Suisse First Boston Corporation
Eleven Madison Avenue
New York, NY 10010

Ladies and Gentlemen:

We hereby consent to the use in the Registration Statement on Form S-4 of Cedar Brakes II, L.L.C. of our report entitled "Mirror Power Purchase Agreement Assessment," dated as of December 7, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

Very truly yours,

/s/ Mark A. Peterson

Mark A. Peterson
Executive Director